EXHIBIT 4.1

AccuPoll letterhead


GCH Capital

Attention: Mr. Reid Breitman

June 20, 2003


Reid,

     This letter is written to memorialize our understanding that in return for GCH Capital providing assistance, which has resulted in a $600,000 loan to AccuPoll Holding Corp. ("Company"), the Company agrees to the following:

     The Company intends to file a form SB-2 with the Securities and Exchange Commission, which will register certain shares held by various European investors, and shares owned by parties introduced to AccuPoll Holding Corp. by GCH Capital.

     The Company commits to cause the European investors to be included in the form SB-2 to execute lock-up agreements, which prohibit the transfer of their registered shares for a period of six months from the effective date of the form SB-2 registration statement.

Respectfully,

/s/ D. Vadura

Dennis Vadura
CEO
AccuPoll Holding Corp.


30  Executive  Park,  Suite  260  Irvine,   CA  92614  Phone   949.200.4000  Fax
949.200.4005 www.accupoll.com

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                                   DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE                                           June 20 2003
CONVERTIBLE DEBENTURE DUE                               December 31, 2003
AMOUNT                                                  Up to $600,000,00


     FOR VALUE RECEIVED, AccuPoll Holding Corp., a Nevada corporation ("AHI") and AccuPoll, Inc., a Delaware corporation ("API, "and, together with AHI, the"Company"), hereby promises to pay Palisades Holdings, LLC or registered assigns (the "Holder") on December31, 2003 (the "Maturity Date"), principal amount equal to the amount set forth on the Schedule of Advances attached hereto and signed by the Company, and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein, Dennis Vadura, Chairman and Chief Executive Officer of the Company, and a significant shareholder of AHI, hereby unconditionally guarantees the full payment and performance of the Company's obligations hereunder.

Article 1. Interest

     The company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") in monthly payments of accrued interest, payable on the first day of each month, at the rate of Ten Percent (10%) per annum, payable in arrears, in cash, until the principal amount hereof is paid in full or has been converted. Interest shall accrue from the date of each advance, on the full amount of such advance.

Article 2. Method of Payment

     The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below).

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Article 3. Conversion

     Section 3.1 Conversion Privilege

     (a) The Holder of this Debenture shall have the right, at its option, to convert this Debenture into shares of common stock of AHI (the "Common Stock") at any time following October 30, 2003, and then only after not less than ninety
(90) days prior notice to the Company. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section
3.2 and rounding the result to the nearest whole share. At any time after delivery by Holder to the Company of a notice of intent to convert, the Company shall not have the right to pre-pay the balance due on the Debenture, and the Holder shall have the right to convert the Debenture according to the terms herein on the 90th day following the mailing or transmission of such notice of intent (the "Notice of Intent Date"). In the event such notice of intent is mailed or transmitted within 90 days of the Maturity Date, the Holder shall have the right to extend the Maturity Date so as to allow conversion of the Debenture 90 day after the Notice of Intent Date.

     (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $1,000 or a whole multiple of $1,000 and the provisions of this Article 3 that apply to the conversion of all the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

     Section 3.2. Conversion Procedure

     (a) Debentures. Subject to Section 3.2(I), after having received not less than ninety (90) days prior notice of Holder's intent to purchase (which notice shall not in any event obligate the Holder to convert any portion of this Debenture), upon the Company's receipt of a facsimile or original of Holder's duly completed and signed Notice of Conversion ( a copy of which is attached hereto as Exhibit A), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion. The Company's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

     (b) Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures (or a copy thereof if the Holder certifies that the original has been lost or destroyed) to be converted together with a facsimile or original of the signed Notice of Conversion. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 3 business days thereafter, and so long as the time limitations set forth in
Section 3.1(a) have been satisfied. As long as the Debentures to be converted are received by the Company within 3 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock within 5 business days of receipt of the Debentures to be converted.

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     (c) Common stock to be Issued. Subject to the time limitations set forth in
Section 3.2(a) above, upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion, Company shall instruct Company's transfer agent to issue Stock Certificates in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock
issuable  upon  such  conversion,  as  applicable.   Company  warrants  that  no
instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

     (d) Conversion Rate. Subject to the time limitations set forth in Section 3.1(a), Holder is entitled to convert this Debenture, plus accrued interest, into Common Stock of the Company at the lesser of (i) 50% of the averaged three lowest closing prices for the Company's Common Stock for the twenty (20) trading days immediately preceding the Conversion Date or (ii) $0.0625 (each being referred to as the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

     (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

     (f) It shall be the Company's responsibility to take all necessary actions and to bear all costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder new Debentures representing the unconverted amount, if so requested by Holder.

     (g) In the event the Common Stock is not delivered (with legends if required by applicable law and without legends if not required by applicable law) per the written instructions of the Holder, within eight (8) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted then in such event the Company shall pay to Holder one-half percent (0.5%), in cash, of the dollar value of the Debentures being converted per each business day following the eighth (8th) business day after the Conversion Date and delivery of the Debentures to be converted to the Common Stock is not delivered up to and including the eighteenth (18th) business day following the Conversion Date and delivery of the Debentures to be converted that the common Stock is not delivered. In the event the Common Stock is not delivered per the written instructions of the Holder, within eighteen (18) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted (unless such delay is caused by operation of law) then in such event the Company shall pay to Holder one percent (1%), in cash, of the dollar value of the Debentures being converted per each business day following the eighteenth
(18th) business day after the Conversion Date and delivery of the Debentures to be converted that the

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     Common  Stock is not  delivered.  Holder  shall  then be  entitled  to send written notice to the Company of the default and the Holder, at its sole option may demand full repayment of the Debentures not yet converted, including accrued interest and liquidated damages through the date that written notice is given to the Company (the "Acceleration Amount"). If the Company does not wire the Acceleration Amount to the Holder within five (5) business days of receiving the default notice from Holder the Acceleration Amount shall accrue interest at twenty-four percent (24%) per annum. The Company acknowledges that the failure to honor a Notice of Conversion shall cause definable financial hardship to the Holder as well as substantial monetary damages, which cannot be determined at this time, and that this damages provision represents the parties' reasonable estimate of liquidated damages.

     If, by the eighth (8th) business day after the Conversion Date an delivery of the Debentures to be converted (the "Delivery Date"), due to the Company's direct or indirect actions or its failure to act, the transfer agent fails for any reason to deliver the Common Stock (with legends if required by applicable law and without legends if not required by applicable law) upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder.

     The Company acknowledges that its failure to deliver the Common Stock within eight (8) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

     To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

     (h) The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock

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     which are  available,  and the Notice of  Conversion  as to any  Debentures
requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. the Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within five (5) business days of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365)x(.24)x the balance of the outstanding and/or tendered but not converted Debentures held by each Holder where N=the number of days from the conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects within ten (10) days of the authorization Notice in writing to take such payment in cash, cash payments shall be made to such Holder by the fifth day of the following calendar month, or (ii) if the Holder does not so elect to receive such Conversion Default Payment in cash, such payment shall be made in common Stock at the then current Conversion Price within 30 days following the date of the Authorization Notice.

     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a Conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and , as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

     (J) Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of the Debentures of the Common Stock issuable upon exercise hereof or (ii) as a result of the issuance of the Common Stock to any person other than the Holder, and the Company shall both be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have produced evidence that such tax has been paid to the appropriate taxing authority.

     Section 3.3. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement,

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to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     Section 3.4. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

     Section 3.5. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4. Mergers

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5. Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders, unless such report is timely filed with the United States Securities and Exchange Commission.

Article 6. Defaults and Remedies

     Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days after its due date, (c) any of the Company's representations or warranties contained in this Debenture or in the related Security Agreement dated the date hereof were false when made or the company fails to comply with any of its other agreements in this Debenture or such Security Agreement and such failure continues for the period and after the notice specified below, (d) the Company shall have its Common Stock

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suspended  or delisted  from any  exchange or the  over-the-counter  market from trading for in excess of five (5) consecutive trading days, (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary petition under Bancruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary bankruptcy petition; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:(A) is for relief against the Company in an involuntary bankruptcy petition; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, or (f) the Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means title 11 of the United states Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7. Record Ownership

     Section 7.1. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

     Section 7.2. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to
Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

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     Section  7.3.  Lost  Debentures.  If  this  Debenture  becomes  defaced  or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company and indemnity bond in such amount and issued by such surety concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8. Dilution

     The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Debenture and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Article 9. Notices

     Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

Article 10. Time

     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day , and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in California are not required or allowed to be closed.

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Article 11. Waivers

     The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 12.  Rules of Construction

     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. the numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 13. Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of California applicable to agreements that are negotiated, executed, delivered and performed solely in the State of California. The prevailing party in any dispute arising here under shall be entitled to recover all of its reasonable attorney's fees and costs of defense, prosecution or litigation.

Article 14. Litigation

     (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon , or arising out of, under, or in connection with this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the state or federal courts of the State of California, city of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the state of California, city of Los Angeles, for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

     (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Debenture or the performance hereof must be brought in the federal courts located in the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

ACCUPOLL HOLDING CORP.                          PALISADES HOLDINGS, LLC
ACCUPOLL, INC.

By /s/ Dennis Vadura                            By: /s/ Reid Breitman
Dennis Vadura                                   Reid Breitman, President
Chairman and CEO

DENNIS VADURA
/s/ Dennis Vadura
Dennis Vadura, an individual

                                   Exhibit A

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debentures)

     The undersigned hereby irrevocably elects, as of ________, 200_ to convert $______ of the Debentures into Shares of Common Stock (the "Shares") of AccuPoll Holdings Corp., a Nevada corporation (the "Company").


Date of Conversion_________________________________________

Applicable Conversion Price________________________________

Number of Shares Issuable upon this conversion_____________

Signature__________________________________________________
                [Name]

Address____________________________________________________

___________________________________________________________

Phone________________________     Fax______________________


                            Assignment of Debenture

The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________
            (name, address ad SSN or EIN of assignee)

                                               Dollars($       )
-------------------------------------------------------------------
     (principal amount of Debenture, $1,000 or integral multiples of $1,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date:____________ Signed:____________________________________________
                                (Signature must conform in all
                                 respects to name of Holder shown
                                 of face of Debenture)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)
B. SEND ACKNOWLEDGMENT TO:      (Name and Address)

        Palisades Holdings, LLC
        2224 Main Street
        Santa Monica, California 90405

1. DEBTOR'S EXACT FULL LEGAL NAME insert only one debtor name (1a or 1b) do not abbreviate or combine names
   1a. ORGANIZATIONS NAME
        AccuPoll, Inc.
or 1b. INDIVIDUAL'S LAST NAME   FIRST NAME      MIDDLE NAME     SUFFIX

1c. MAILING ADDRESS                     CITY    STATE   POSTAL CODE COUNTRY
    30 Executive Park, Suite 260        Irvine  CA      92614       USA
1d. TAX ID# SSN OR EIN  ADD'L INFO RE   1e.TYPE OF ORGANIZATION
                        ORGANIZATION       Corporation
                        DEBTOR
1f. JURISDICTION OF ORGANIZATION        1g. ORGANIZATIONAL ID# if any
    DELAWARE                                            NONE

2. ADDITIONAL  DEBTOR'S EXACT FULL LEGAL NAME Insert only one debtor name (2a or
2b) do not abbreviate or combine names
   2a. ORGANIZATION'S NAME
        AccuPoll Holding Corp.
or 2b. INDIVIDUAL'S LAST NAME   FIRST NAME      MIDDLE NAME     SUFFIX

2c. MAILING ADDRESS                     CITY    STATE   POSTAL CODE COUNTRY
    30 Executive Park, Suite 260        Irvine  CA      92614       USA

2d. TAX ID# SSN OR EIN  ADD'L INFO RE   2e.TYPE OF ORGANIZATION
    11-2751630          ORGANIZATION       Corporation
                        DEBTOR

2f. JURISDICTION OF ORGANIZATION        2g. ORGANIZATIONAL ID# if any
    NEVADA                                              NONE

3.SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)
   3a. ORGANIZATION'S NAME
        Palisades Holdings, LLC
or 3b. INDIVIDUAL'S LAST NAME   FIRST NAME      MIDDLE NAME     SUFFIX

3c. MAILING ADDRESS                 CITY          STATE   POSTAL CODE COUNTRY
   2224 Main Street                 Santa Monica  CA      92614       USA

4. This FINANCING STATEMENT covers the following collateral:

See Attached Exhibit A

5.ALTERNATIVE  DESIGNATION(if  applicable):   LESSEE/LESSOR  CONSIGNEE/CONSIGNOR
BAILEE/BAILOR   SELLER/BUYER    AG.LIEN         NON-UCC FILING

6.This FINANCING STATEMENT is to be filed (for record)(or recorded) in the REAL ESTATE RECORDS Attach Addendum (if applicable)

7. Check to REQUEST RESEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional)
All Debtors     Debtor 1        Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC1)(REV. 07/29/98) NATUCCI 5/4/01 CTS

                                   EXHIBIT A

                                   Collateral

     All rights, title claims and interests of every kind and character of AccuPoll Holding Corp., a Nevada corporation ("AHI"), AccuPoll, Inc., a Delaware corporation("API,"., and, together with AHI, the "Debtor"), or any of them (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in any assets, property or property rights now or at any time hereafter owned, held, used or acquired by Debtor whether in the name of any of them or in any fictitious business name or in any other name, and whether or not particularly described herein, including without limitation: all cash, inventory, accounts receivable, new and used finished goods, products, merchandise, work in process, raw materials, parts, supplies, accessories, attachments whether or not held for sale, lease, use or consumption and any property classified as inventory by the Uniform Commercial Code ("UCC"), machinery, equipment, tools, dies molds, furniture, general intangibles, as that term is defined by said UCC, good will, trademarks, trade names, service names and marks, licenses, patents rights, copyrights, inventions, negotiable and non-negotiable instruments and documents, things in action and all other rights, privileges and franchises, all rights under any leases (including without limitation any lease of any of Debtor's business premises) whether of real or personal property and whether as landlord, tenant or otherwise, chattel paper, accounts, deposit accounts, and instruments, as those terms are defined by the UCC, condemnation or insurance recoveries, rents, royalties, profits, certificated and uncertificated securities, treasury stock, commercial paper, business records and reports, documents, claims, commission, contracts, causes of action, suits, rights of offset or recoupment, fixtures, as that term is defined by said UCC, and all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral. Further, "Collateral" shall also mean all rights, title claims and interests of every kind and character of Debtor under any name (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in the common stock and/or other debt or equity interests and/or other interests in any corporation or at any time hereafter owed, held, used or acquired. "Collateral" shall also include all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral.

                                   EXHIBIT A

                                   Collateral

     All rights, title claims and interests of every kind and character of AccuPoll Holding Corp., a Nevada corporation ("AHI"), AccuPoll, Inc., a Delaware corporation("API,"., and, together with AHI, the "Debtor"), or any of them (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in any assets, property or property rights now or at any time hereafter owned, held, used or acquired by Debtor whether in the name of any of them or in any fictitious business name or in any other name, and whether or not particularly described herein, including without limitation: all cash, inventory, accounts receivable, new and used finished goods, products, merchandise, work in process, raw materials, parts, supplies, accessories, attachments whether or not held for sale, lease, use or consumption and any property classified as inventory by the Uniform Commercial Code ("UCC"), machinery, equipment, tools, dies molds, furniture, general intangibles, as that term is defined by said UCC, good will, trademarks, trade names, service names and marks, licenses, patents rights, copyrights, inventions, negotiable and non-negotiable instruments and documents, things in action and all other rights, privileges and franchises, all rights under any leases (including without limitation any lease of any of Debtor's business premises) whether of real or personal property and whether as landlord, tenant or otherwise, chattel paper, accounts, deposit accounts, and instruments, as those terms are defined by the UCC, condemnation or insurance recoveries, rents, royalties, profits, certificated and uncertificated securities, treasury stock, commercial paper, business records and reports, documents, claims, commission, contracts, causes of action, suits, rights of offset or recoupment, fixtures, as that term is defined by said UCC, and all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral. Further, "Collateral" shall also mean all rights, title claims and interests of every kind and character of Debtor under any name (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in the common stock and/or other debt or equity interests and/or other interests in any corporation or at any time hereafter owed, held, used or acquired. "Collateral" shall also include all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral.